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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 1998

                          IMTEK OFFICE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                   33-24464-NY                11-2958856
 (State or other jurisdiction         (Commission               (IRS Employer
       of incorporation)             File Number)           Identification No.)

           2111 VAN DEMAN STREET, SUITE 100, BALTIMORE, MARYLAND 21224
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (410) 633-5700

                                 Not applicable
              (Former name or former address, if changed since last
                                    report.)


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Item 8.  Change in Fiscal Year.

         Since the commencement of its current fiscal year on October 1, 1998, Imtek Office Solutions, Inc., a Delaware corporation (the "Registrant") has, either directly or through its subsidiaries, acquired several businesses as part of the Registrant's business plan of consolidation with smaller office products and other businesses. Either individually or in the aggregate, these acquisitions are material to the Registrant and its business.

         Like other consolidators, the Registrant is acquiring smaller companies in an attempt to accelerate revenue and earnings growth. The Registrant has targeted smaller "office solutions" and other companies in select metropolitan markets, including copier dealers, computer resellers, computer networking companies, software solutions companies, office products suppliers, telecommunications equipment dealers, commercial printers and document management and production companies. Acquiring companies in target markets is intended to provide the Registrant with efficiencies of scale and improved earnings through the elimination of redundant facilities, systems and personnel, although there can be no assurance that any material improvement in efficiencies, revenue or earnings will in fact be achieved.

         As a consequence of the Registrant's acquisitions between September 30, 1997 and June 30, 1998 and the significant growth in the office products and viatical settlement businesses in which the Registrant and certain of its subsidiaries were and continue to be engaged, the financial condition and business operations of the Registrant and its subsidiaries on a consolidated basis have been transformed to such an extent that management believes audited financial statements with a fiscal year end of June 30, 1998 would provide more meaningful disclosure with respect to the Registrant's current business and operations. For example, on October 30, 1997, the Registrant acquired all of the outstanding common stock of Thompson Business Products, Inc., a Maryland corporation ("Thompson"), a financial services company specializing in viatical settlements (a fee-based business involving the buying and reselling of life insurance policies owned by terminally ill individuals). Such business has grown significantly for the Registrant since the date of acquisition such that as of June 30, 1998, approximately $21,100,000 of the Registrant's consolidated revenues are attributable to this line of business. As a result, on July 30, 1998, the Registrant elected to change its fiscal year from a September 30 year-end to a June 30 year-end. The transition period will be filed on Form 10-K.

         The Registrant intends to continue to acquire businesses as and to the extent that management determines such future acquisitions to be in the best interests of the Registrant and its business. Several business owners have approached the Registrant concerning the possibility of being acquired by the Registrant, and in the event such acquisitions are consummated, the Registrant will file current reports as may be required. In connection with acquisitions and filings which may occur after June 30, 1998, the Registrant intends to make materiality comparisons using the Registrant's June 30, 1998 audited financial statements as management believes that making such comparisons with the Registrant's September 30, 1997 financial statements will not provide a meaningful basis for


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comparison.

         As a result of prior acquisitions, the financial condition of the Registrant as of June 30, 1998 differs significantly from that reflected within the Registrant's audited financial statements for the period ended September 30, 1997. Such changes in the Registrant's financial condition are reflected in the Forms 10-Qs filed by the Registrant for periods ended after September 30, 1997.

         The acquisitions occurring after September 30, 1997 and prior to June 30, 1998 are, in the aggregate, material to the Registrant and its business. The net effect of such acquisitions and the significant growth in the office products and viatical settlement businesses of the Registrant and its subsidiaries was to transform the financial condition and business operations of the Registrant and its subsidiaries on a consolidated basis to such an extent that a change in the Registrant's fiscal year-end from September 30 to June 30 is appropriate to permit the use of fiscal year-end audited financials dated as of June 30, 1998 for comparative purposes. The Registrant believes that the use of such financials in connection with future transactions will result in more meaningful disclosure to stockholders.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    IMTEK OFFICE SOLUTIONS, INC.
                                                    (Registrant)

Date: August 13, 1998                      By:      /s/ Edwin C. Hirsch
                                                    -------------------
                                                    Edwin C. Hirsch, President